Prospectus, July 24, 2002

Evergreen
Variable Annuity Funds

Evergreen VA Core Bond Fund
Class 1
The Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. Anyone who tells you otherwise is committing a crime.

TABLE OF CONTENTS

FUND RISK/RETURN SUMMARY:

Overview of Fund Risks
Evergreen VA Core Bond Fund

GENERAL INFORMATION:

The Fund's Investment Advisor
The Fund's Sub-Advisor
The Fund's Portfolio Managers
Calculating the Share Price
Participating Insurance Companies
How to Buy and Redeem Shares
Other Services
The Tax Consequences of Investing in the Fund
Fees and Expenses of the Fund
Other Fund Practices

In general,

the Fund seeks maximum total return. The Fund emphasizes investments in investment grade debt securities, mortgage and asset-backed securities and U.S. Treasury and agency obligations.

Fund Summary Key

The Fund's summary is organized around the following basic topics and questions:

INVESTMENT GOAL

What is the Fund's financial objective? You can find clarification on how the Fund seeks to achieve its objective by looking at the Fund's strategy and investment policies. The Fund's Board of Trustees can change the investment objective without a shareholder vote.

INVESTMENT STRATEGY

How does the Fund go about trying to meet its goals? What types of investments does it contain? What style of investing and investment philosophy does it follow? Does it have limits on the amount invested in any particular type of security?

RISK FACTORS

What are the specific risks for an investor in the Fund?

PERFORMANCE

How well has the Fund performed in the past year? The past five years? The past ten years?

EXPENSES

How much does it cost to invest in the Fund?

Overview of Fund Risks

VA Core Bond Fund

Shares of the Fund are sold only to separate accounts funding variable annuity contracts and variable life insurance policies issued by life insurance companies. Shares of the Fund may be purchased through a variable annuity contract or variable life insurance policy by placing an order with your participating insurance company. For more information about the Fund and the other funds offered in the Evergreen funds family, please call 1.800.847.5397.

The Fund offered in this prospectus focuses its investments on a variety of securities. The Fund typically relies on the following basic strategies, selling a portfolio investment: (i) when the issuers’ investment fundamentals begin to deteriorate; (ii) when the investment reaches or exceeds the portfolio managers' targeted value; (iii) to take advantage of more attractive investment opportunities; (iv) when the investment no longer appears to meet the Fund’s investment objective; (v) when the Fund must meet redemptions; or (vi) for other investment reasons which the portfolio managers deem necessary.

The Fund may temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Fund in response to adverse economic, political or market conditions. This strategy is inconsistent with the Fund's principal investment strategy and investment goal and, if employed, could result in a lower return and potential loss of market opportunity.

Following this overview, you will find information on the Fund's specific investment strategies and risks.

Risk Factors For All Mutual Funds

Please remember that an investment in a mutual fund is:

  not guaranteed to achieve its investment goal
  not a deposit with a bank
  not insured, endorsed or guaranteed by the FDIC or any government agency subject to investment risks, including possible loss of your original investment
Like most investments, your investment in a Fund could fluctuate significantly in value over time and could result in a loss of money.

The following are some of the most important factors that may affect the value of your investment. Other factors may be described in the discussion following this overview:

Interest Rate Risk

If interest rates go up, the value of debt securities and certain dividend paying stocks tends to fall. If the Fund invests a significant portion of its portfolio in debt securities or stocks purchased primarily for dividend income, and interest rates rise, then the value of your investment may decline. If interest rates go down, interest earned by the Fund on its debt investments may also decline, which could cause the Fund to reduce the dividends it pays. The longer the term of a debt security held by the Fund, the more the Fund is subject to interest rate risk.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. If the Fund invests in debt securities, then the value of your investment may decline if an issuer fails to pay an obligation on a timely basis. The Fund may also be subject to credit risk to the extent it engages in transactions, such as repurchase agreements or dollar rolls, which involve a promise by a third party to honor an obligation to the Fund. Such third party may be unwilling or unable to honor its financial obligations.

Mortgage-Backed and Asset-Backed Securities Risk

Like other debt securities, changes in interest rates generally affect the value of mortgage-backed securities and other asset-backed securities. Additionally, some mortgage-backed securities may be structured so that they may be particularly sensitive to interest rates. Asset-backed and mortgage-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment of mortgages may expose the Fund to a lower rate of return when it reinvests the principal. Prepayment risks in mortgage-backed securities tend to increase during periods of declining interest rates because many borrowers refinance their mortgages to take advantage of the more favorable rates.

VA Core Bond Fund

FUND FACTS:

Goal:

  Maximize Total Return

  Principal Investments:

  Investment Grade Debt Securities
  U.S. Treasury and Agency Obligations
  Corporate Bonds, Mortgage-Backed and Asset-Backed Securities

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Tattersall Advisory Group, Inc.

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks to maximize total return through a combination of current income and capital growth.

  INVESTMENT STRATEGY

  The Fund normally invest at least 80% of its assets in dollar-denominated investment grade debt securities, including debt securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government, corporate bonds, mortgage-backed securities, asset-backed securities, and other income producing securities. The Fund is not required to sell or otherwise dispose of any security that loses its rating or has its rating reduced after the Fund has purchased it. The Fund maintains a bias toward corporate and mortgage-backed securities in order to capture higher levels of income. The Fund expects duration to provide a better measure of interest rate sensitivity than maturity. Accordingly, the Fund intends to limit duration to a two-year minimum and a six-year maximum while the weighted average maturity is expected to be longer than the weighted average duration. Maturity measures the average final payable dates of debt instruments. Duration measures the average life of a bond, defined as the weighted average periods until each payment is made, with weights proportional to the present value of the payment. In addition, the remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents or shares of registered investment companies. As part of its investment strategy, the Fund may engage in dollar roll transactions, which allows the Fund to sell a mortgage-backed security to a dealer and simultaneously contract to repurchase a security that is substantially similar in type, coupon and maturity, on a specified future date.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Interest Rate Risk
    Credit Risk
    Mortgage-Backed and Asset-Backed Securities Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  Since the Fund has not commenced operations as of the date of this prospectus, no performance information is available.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are estimated based on the Fund's fiscal year ending 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class 1	0.32%	0.00%	0.30%	0.62%

  The table below shows the total expenses you would pay on a $10,000 investment over one- and three-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 63
3 years	$ 199

  THE FUND'S INVESTMENT ADVISOR

  An investment advisor manages a Fund's investments and supervises its daily business affairs. The investment advisor for the Evergreen funds is a subsidiary of Wachovia Corporation (Wachovia), formerly First Union Corporation, the fourth largest bank holding company in the United States, with over $324.7 billion in consolidated assets as of 6/30/2002. Wachovia is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

  Evergreen Investment Management Company, LLC (EIMC) is the investment advisor to the Fund. EIMC has been managing mutual funds and private accounts since 1932 and manages over $108 billion in assets for 101 of the Evergreen funds as of 6/30/2002. EIMC is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034.

  The Fund will pay EIMC an annual contractual advisory fee of 0.32% based on the Fund's average daily net assets.

  THE FUND'S SUB-ADVISOR

  Tattersall Advisory Group, Inc. (TAG) is the sub-advisor to the Fund. TAG, a subsidiary of Wachovia, has been managing fixed income accounts since 1976 and manages over $8.6 billion in assets for 7 of the Evergreen funds as of 6/30/2002. TAG is located at 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

  EIMC pays a portion of its advisory fee to TAG for its services.

  THE FUND'S PORTFOLIO MANAGERS

  VA Core Bond Fund

  The Fund is managed by a team of fixed income portfolio management professionals of TAG, with team members responsible for various sectors.

  CALCULATING THE SHARE PRICE

  The value of one share of the Fund, also known as the net asset value, or NAV, is calculated at 4 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier. The Fund calculates its share price for each share by adding up its total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. Each security held by the Fund is valued using the most recent market data for that security. If no market data is available for a given security, the Fund will price that security at fair value according to policies established by the Fund's Board of Trustees. Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost.

  The price per share you pay for a Fund purchase or the amount you receive for a Fund redemption is based on the next price calculated after the order is received and all required information is provided. The value of your account at any given time is the latest share price multiplied by the number of shares you own. Your account balance may change daily because the share price may change daily.

  PARTICIPATING INSURANCE COMPANIES

  The Fund was organized to serve as an investment vehicle for separate accounts funding variable annuity contracts and variable life insurance policies issued by certain life insurance companies. The Fund does not currently foresee any disadvantages to the holders of the contracts or policies arising from the fact that the interests of holders of those contracts or policies may differ due to the difference of tax treatment and other considerations. Nevertheless, the Board of Trustees has established procedures for the purpose of identifying any irreconcilable material conflicts that may arise and to determine what action, if any, would be taken in response thereto. The variable annuity contracts and variable life insurance policies are described in the separate prospectuses issued by the participating insurance companies. The Evergreen Variable Annuity Trust assumes no responsibility for such prospectuses.

  HOW TO BUY AND REDEEM SHARES

  Investors may not purchase or redeem shares of a Fund directly, but only through variable annuity contracts or variable life insurance policies offered through separate accounts of participating insurance companies. Investors should refer to the prospectus of the variable annuity contracts or variable life insurance policies for information on how to purchase such contracts or policies, how to select specific Evergreen Variable Annuity Funds as investment options for the contracts or policies and how to redeem funds or change investment options.

  The separate accounts of the participating insurance companies place orders to purchase and redeem shares of a Fund based on, among other things, the amount of premium payments to be invested and the amount of surrender and transfer requests (as defined in the prospectus describing the variable annuity contracts or variable life insurance policies issued by the participating insurance companies) to be effected on that day pursuant to the contracts or policies.

  Timing of Proceeds

  Normally, we will send your redemption proceeds on the next business day after we receive a request; however, we reserve the right to wait up to seven business days to redeem any investments.

  OTHER SERVICES

  Automatic Reinvestment of Distributions

  For the convenience of investors, all dividends and capital gains are distributed to the separate accounts of participating insurance companies and are automatically reinvested, unless requested otherwise.

  THE TAX CONSEQUENCES OF INVESTING
  IN THE FUND

    Fund Distributions

    The Fund passes along the net income or profits it receives from its investments. The Fund expects that any distributions to separate accounts will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract or variable life insurance policy.

      Dividends. The Fund pays an annual dividend from the dividends, interest and other income on the securities in which it invests.
      Capital Gains. When a mutual fund sells a security it owns for a profit, the result is a capital gain. The Fund generally distributes capital gains, if any, at least once a year.
    For a discussion of the tax consequences of variable annuity contracts or variable life insurance policies, refer to the prospectus of the variable annuity contract or variable life insurance policies offered by the participating insurance company. Variable annuity contracts or variable life insurance policies purchased through insurance company separate accounts provide for the accumulation of all earnings from interest, dividends and capital appreciation without current federal income tax liability to the owner. Depending on the variable annuity contract or variable life insurance policies, distributions from the contract or policy may be subject to ordinary income tax and, in addition, a 10% penalty tax on distributions before age 59½. Only the portion of a distribution attributable to income on the investment in the contract is subject to federal income tax. Investors should consult with competent tax advisors for a more complete discussion of possible tax consequences in a particular situation.

    FEES AND EXPENSES OF THE FUND

    Every mutual fund has fees and expenses that are assessed either directly or indirectly. This section describes each of those fees.

    Management Fee

    The management fee pays for the normal expenses of managing the Fund, including portfolio manager salaries, research costs, corporate overhead expenses and related expenses.

    Other Expenses

    Other expenses include miscellaneous fees from affiliated and outside service providers. These may include legal, audit, custodial and safekeeping fees, the printing and mailing of reports and statements, automatic reinvestment of distributions and other conveniences for which the shareholder pays no transaction fees.

    Total Fund Operating Expenses

    The total cost of running the Fund is called the expense ratio. As a shareholder, you are not charged these fees directly; instead they are taken out before the Fund’s NAV is calculated, and are expressed as a percentage of the Fund’s average daily net assets. The effect of these fees is reflected in the performance results for that share class. Because these fees are “invisible,” investors should examine them closely in the prospectus, especially when comparing one fund with another fund in the same investment category. There are three things to remember about expense ratios: (i) your total return in the Fund is reduced in direct proportion to the fees; (ii) expense ratios can vary greatly between funds and fund families, from under 0.25% to over 3.00%; and (iii) the Fund’s investment advisor may waive a portion of the Fund’s expenses for a period of time, reducing its expense ratio.

    OTHER FUND PRACTICES

    The Fund may invest in a variety of derivative instruments including futures and options. Derivatives are financial contracts whose value is based on an underlying asset, such as stock or a bond, or an underlying economic factor, such as an index or an interest rate. The Fund may also engage in strategies making use of interest rate swaps and other interest rate transactions. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge the Fund's portfolio to protect against market decline, changes in interest rates, to adjust the portfolio's duration, to maintain the Fund's exposure to its market, to manage cash or to attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility.

    Although not currently an investment practice, the Fund may engage in transactions that create leverage, including certain types of mortgage dollar rolls with up to 30% of the Fund's assets. Leveraging can create special risks. Leveraging can exaggerate changes in the Fund's NAV and performance as well as magnify the risks associated with the underlying securities in which the Fund invests.

    Please consult the SAI for more information regarding these and other investment practices used by the Fund, including risks.

    Evergreen Funds

    Institutional Money Market Funds
    Institutional Money Market Fund
    Institutional Municipal Money Market Fund
    Institutional Treasury Money Market Fund
    Institutional U.S. Government Money Market Fund
    Institutional 100% Treasury Money Market Fund
    Cash Management Money Market Fund
    Prime Cash Management Money Market Fund

    Money Market Funds
    California Municipal Money Market Fund
    Florida Municipal Money Market Fund
    Money Market Fund
    Municipal Money Market Fund
    New Jersey Municipal Money Market Fund
    New York Municipal Money Market Fund
    Pennsylvania Municipal Money Market Fund
    Treasury Money Market Fund
    U.S. Government Money Market Fund

    State Municipal Bond Funds
    Connecticut Municipal Bond Fund
    Florida High Income Municipal Bond Fund
    Florida Municipal Bond Fund
    Georgia Municipal Bond Fund
    Maryland Municipal Bond Fund
    New Jersey Municipal Bond Fund
    North Carolina Municipal Bond Fund
    Pennsylvania Municipal Bond Fund
    South Carolina Municipal Bond Fund
    Virginia Municipal Bond Fund

    National Municipal Bond Funds
    High Grade Municipal Bond Fund
    High Income Municipal Bond Fund
    Intermediate Municipal Bond Fund
    Municipal Bond Fund
    Short-Intermediate Municipal Bond Fund

    Short and Intermediate Term Bond Funds
    Adjustable Rate Fund
    Limited Duration Fund
    Short Intermediate Bond Fund

    Intermediate and Long Term Bond Funds
    Core Bond Fund
    Diversified Bond Fund
    Fixed Income Fund II
    High Yield Bond Fund
    Select High Yield Bond Fund
    Strategic Income Fund
    U.S. Government Fund

    Balanced Funds
    Balanced Fund
    Foundation Fund
    Select Balanced Fund
    Tax Strategic Foundation Fund

    Growth and Income Funds
    Blue Chip Fund
    Equity Income Fund
    Equity Index Fund
    Growth and Income Fund
    Small Cap Value Fund
    Strategic Value Fund
    Value Fund

    Domestic Growth Funds
    Aggressive Growth Fund
    Capital Growth Fund
    Core Equity Fund
    Evergreen Fund
    Emerging Growth Fund
    Growth Fund
    Large Company Growth Fund
    Masters Fund
    Omega Fund
    Premier 20 Fund
    Select Small Cap Growth Fund
    Select Strategic Growth Fund
    Special Equity Fund
    Special Values Fund
    Stock Selector Fund
    Tax Strategic Equity Fund

    Sector Funds
    Health Care Fund
    Technology Fund
    Utility and Telecommunications Fund

    Global and International Funds
    Emerging Markets Growth Fund
    Global Leaders Fund
    Global Opportunities Fund
    International Bond Fund
    International Growth Fund
    Precious Metals Fund

    Variable Annuity Funds
    VA Blue Chip Fund
    VA Capital Growth Fund
    VA Core Bond Fund
    VA Equity Index Fund
    VA Fund
    VA Foundation Fund
    VA Global Leaders Fund
    VA Growth Fund
    VA Growth and Income Fund
    VA High Income Fund
    VA International Growth Fund
    VA Masters Fund
    VA Omega Fund
    VA Small Cap Value Fund
    VA Special Equity Fund
    VA Strategic Income Fund

    Information Line for Hearing and Speech Impaired (TTY/TDD)

    Call 1.800.343.2888

    Monday-Friday, 8 a.m. to 6 p.m. Eastern time

    Write us a letter
    Evergreen Funds
    P.O. Box 8400
    Boston, MA 02266-8400
    for general correspondence

    For express, registered or certified mail
    Evergreen Funds
    66 Brooks Drive, Suite 8400
    Braintree, MA 02184-3800
    EvergreenInvestments.com

    For More Information About Evergreen VA Core Bond Fund, Ask for:

    The Statement of Additional Information (SAI), which contains more detailed information about the policies and procedures of the Funds. The SAI has been filed with the Securities and Exchange Commission (SEC) and its contents are legally considered to be part of this prospectus.

    For questions, other information, or to request a copy, without charge, of any of the documents, call 1.800.847.5397 or ask your investment professional. We will mail material within three business days. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at EvergreenInvestments.com.

    Information about these Funds (including the SAI) is also available on the SEC's Internet website at http://www.sec.gov. Copies of this material may be obtained, for a duplication fee, by writing the SEC Public Reference Section, Washington D.C. 20549-0102, or by electronic request at the following e-mail address: publicinfo@sec.gov. This material can also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. For more information about the operation of the Public Reference Room, call the SEC at 1.202.942.8090.

    Evergreen mutual funds are distributed by Evergreen Distributor, Inc.,
    90 Park Avenue, 10th Floor, New York, NY 10016

    SEC File No.: 811-08716
    560340 (7/02)